Exhibit 10.36

LIMITED RELEASE

Semtech Corporation (“Company”) and Rockell N. Hankin (“Hankin”), a Director of the Company, have entered into this limited release agreement (“Release”) with regard to certain issues in connection with Hankin’s expired vested options to purchase 30,000 shares of the Company’s common stock pursuant to an Award Agreement dated January 2, 1997 (“Expired Options”). This Release shall be governed by the law of California. The Company and Hankin agree as follows:

1.	Payment: In exchange for this Release, the Company will pay Hankin a lump sum payment of $314,400.00.

2.	Claims Released: Upon receipt of the Payment in Paragraph 1 of this Release, Hankin irrevocably and unconditionally releases the Company, its subsidiaries, and their current and former directors, officers, and employees from all known or unknown claims, charges, promises, actions, or similar rights that he had or presently may have, or may hereafter have, relating to the enforceability and/or value of the Expired Options (the “Claims”); provided however, nothing herein is intended to be or shall be construed to be a release of any of Hankin’s rights with respect to any other stock options awarded to him, or his rights to indemnity and/or contribution of any kind, contractual or statutory, that Hankin has against the Company and/or any of its subsidiaries. Hankin understands that the Claims he is releasing might arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), and include, without limitation, claims such as breach of contract, implied contract, promissory estoppel, or claims under any federal, state or local statute, law, order or ordinance.

3.	Nonadmission of Liability: This Release is not an admission of wrongdoing by any party to the Release.

4.	Acknowledgement: Hankin acknowledges that he is represented by independent counsel with regard to the Release.

Date	April 12, 2007		/s/ Rock Hankin
Signature

Date:	April 12, 2007		Semtech Corporation

		By:	/s/ Emeka Chukwu

		Its:	CFO